 Cash Account Trust                                                           23

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SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held. Cash Account Trust shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. and approval to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The second proposal (Proposal #2) did not receive sufficient votes to approve the proposed changes and the meeting was adjourned. When the meeting reconvened on January 25, 1999, Proposal #2 did not pass. The following are the results.

1.) APPROVAL OF THE NEW INVESTMENT MANAGEMENT AGREEMENT BETWEEN THE FUND AND
    SCUDDER KEMPER INVESTMENTS, INC. THIS ITEM WAS APPROVED.

           FOR         AGAINST      ABSTAIN
      ---------------------------------------
      Money Market Portfolio
      1,639,197,099   14,891,846   24,678,225
      Government Securities Portfolio
      577,890,566      5,471,157    5,978,464
      Tax-Exempt Portfolio
      302,869,065      1,336,436    2,359,367

2.) TO MODIFY OR ELIMINATE CERTAIN POLICIES AND TO ELIMINATE THE SHAREHOLDER
    APPROVAL REQUIREMENT AS TO CERTAIN OTHER MATTERS. THERE WAS AN INSUFFICIENT NUMBER OF VOTES FOR EACH ITEM. THESE ITEMS WERE NOT APPROVED.

           FOR         AGAINST      ABSTAIN
      ---------------------------------------
      INVESTMENT OBJECTIVES
      Money Market Portfolio
      334,232,699     49,044,975   37,008,770
      Government Securities Portfolio
      170,761,026     18,049,147   13,766,669
      Tax-Exempt Portfolio
      74,308,567       8,086,980    5,394,910

      INVESTMENT POLICIES
      Money Market Portfolio
      335,165,425     48,112,248   37,008,770

           FOR         AGAINST      ABSTAIN
      ---------------------------------------
      Government Securities Portfolio
      170,772,520     18,037,653   13,766,669
      Tax-Exempt Portfolio
      74,378,847       8,016,701    5,394,910

      DIVERSIFICATION
      Money Market Portfolio
      335,742,351     47,535,323   37,008,770
      Government Securities Portfolio
      170,955,641     17,854,532   13,766,669
      Tax-Exempt Portfolio
      74,724,808       7,670,739    5,394,910

      BORROWING
      Money Market Portfolio
      334,487,196     48,790,478   37,008,770
      Government Securities Portfolio
      170,663,161     18,147,012   13,766,669
      Tax-Exempt Portfolio
      74,435,695       7,959,852    5,394,910

      SENIOR SECURITIES
      Money Market Portfolio
      336,175,285     47,102,388   37,008,770
      Government Securities Portfolio
      170,986,919     17,823,253   13,766,669
      Tax-Exempt Portfolio
      74,813,393       7,582,155    5,394,910

      CONCENTRATION
      Money Market Portfolio
      335,979,304     47,298,369   37,008,770
      Government Securities Portfolio
      170,925,140     17,885,033   13,766,669
      Tax-Exempt Portfolio
      74,783,553       7,611,995    5,394,910

      UNDERWRITING OF SECURITIES
      Money Market Portfolio
      336,310,954     46,966,719   37,008,770
      Government Securities Portfolio
      170,761,114     18,049,059   13,766,669
      Tax-Exempt Portfolio
      74,761,290       7,634,258    5,394,910

 Cash Account Trust                                                           24
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
           FOR         AGAINST      ABSTAIN
      ---------------------------------------
      INVESTMENT IN REAL ESTATE
      Money Market Portfolio
      335,367,643     47,910,030   37,008,770
      Government Securities Portfolio
      170,149,564     18,660,609   13,766,669
      Tax-Exempt Portfolio
      74,371,170       8,024,377    5,394,910

      PURCHASE OF COMMODITIES
      Money Market Portfolio
      334,690,582     48,587,093   37,008,770
      Government Securities Portfolio
      170,311,843     18,498,330   13,766,669
      Tax-Exempt Portfolio
      74,344,497       8,051,050    5,394,910

      LENDING
      Money Market Portfolio
      335,197,685     48,079,989   37,008,770
      Government Securities Portfolio
      170,546,492     18,263,681   13,766,669
      Tax-Exempt Portfolio
      74,677,618       7,717,930    5,394,910

      MARGIN PURCHASES AND SHORT SALES
      Money Market Portfolio
      332,283,052     50,994,622   37,008,770
      Government Securities Portfolio
      169,352,574     19,457,599   13,766,669
      Tax-Exempt Portfolio
      74,488,411       7,907,136    5,394,910

      PURCHASES OF SECURITIES OF RELATED
        ISSUERS
      Money Market Portfolio
      335,123,497     48,154,176   37,008,770
      Government Securities Portfolio
      170,507,979     18,302,194   13,766,669
      Tax-Exempt Portfolio
      74,783,494       7,612,054    5,394,910

      PLEDGING OF ASSETS
      Money Market Portfolio
      333,557,071     49,720,603   37,008,770

           FOR         AGAINST      ABSTAIN
      ---------------------------------------
      Government Securities Portfolio
      169,884,844     18,925,329   13,766,669
      Tax-Exempt Portfolio
      74,724,433       7,671,115    5,394,910

      RESTRICTED AND ILLIQUID SECURITIES
      Money Market Portfolio
      332,570,816     50,706,857   37,008,770
      Government Securities Portfolio
      169,486,693     19,323,480   13,766,669
      Tax-Exempt Portfolio
      74,246,436       8,149,111    5,394,910

      PURCHASES OF SECURITIES
      Money Market Portfolio
      335,135,444     48,142,230   37,008,770
      Government Securities Portfolio
      170,649,665     18,160,508   13,766,669
      Tax-Exempt Portfolio
      74,765,805       7,629,743    5,394,910

      PURCHASES OF PUTS AND CALLS
      Money Market Portfolio
      333,431,910     49,845,764   37,008,770
      Government Securities Portfolio
      169,450,526     19,359,647   13,766,669
      Tax-Exempt Portfolio
      74,601,118       7,794,429    5,394,910

      INVESTMENT FOR THE PURPOSE OF
      EXERCISING CONTROL OR MANAGEMENT
      Money Market Portfolio
      334,371,008     48,906,666   37,008,770
      Government Securities Portfolio
      170,555,489     18,254,684   13,766,669
      Tax-Exempt Portfolio
      73,728,695       8,666,853    5,394,910

      INVESTMENT IN MINERAL EXPLORATION
      Money Market Portfolio
      331,434,890     51,842,783   37,008,770
      Government Securities Portfolio
      169,157,324     19,652,849   13,766,669

 Cash Account Trust                                                           25
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
           FOR         AGAINST      ABSTAIN
      ---------------------------------------
      Tax-Exempt Portfolio
      73,809,553       8,585,995    5,394,910

      INVESTMENT IN ISSUERS WITH SHORT
        HISTORIES
      Money Market Portfolio
      333,299,714     49,977,959   37,008,770
      Government Securities Portfolio
      169,375,889     19,434,284   13,766,669
      Tax-Exempt Portfolio
      74,277,109       8,118,439    5,394,910

      INVESTMENT IN OTHER INVESTMENT
        COMPANIES
      Money Market Portfolio
      334,566,216     48,711,458   37,008,770
      Government Securities Portfolio
      169,768,481     19,041,692   13,766,669
      Tax-Exempt Portfolio
      74,690,554       7,704,994    5,394,910

      INVESTMENT IN NON-US GOVERNMENT
        SECURITIES
      Money Market Portfolio
      334,387,390     48,890,283   37,008,770

           FOR         AGAINST      ABSTAIN
      ---------------------------------------
      Government Securities Portfolio
      169,639,928     19,170,245   13,766,669
      Tax-Exempt Portfolio
      74,422,336       7,973,212    5,394,910

      INVESTMENT OTHER THAN IN ACCORDANCE
      WITH OBJECTIVE AND POLICIES
      Money Market Portfolio
      331,631,829     51,645,845   37,008,770
      Government Securities Portfolio
      168,691,359     20,118,814   13,766,669
      Tax-Exempt Portfolio
      73,750,970       8,644,578    5,394,910

      INVESTMENT IN MUNICIPAL SECURITIES
      Money Market Portfolio
      336,109,140     47,168,534   37,008,770
      Government Securities Portfolio
      170,967,615     17,842,558   13,766,669
      Tax-Exempt Portfolio
      74,800,067       7,595,481    5,394,910